CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. ASTERISKS DENOTE OMISSIONS.


                                                                   EXHIBIT 10.66

                                                                  EXECUTION COPY

                             AMENDMENT NO. 5 TO THE
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                               @VENTURES III, L.P.

         This Amendment, dated as of June 7, 2002 (this "Amendment"), to the Agreement of Limited Partnership dated as of August 7, 1998 (as amended by a certain Amendment No. 1 dated as of August 7, 1998, an Amendment dated as of October 1, 1999 (reflecting a transfer of a limited partnership interest), an Amendment dated as of December 31, 1999 (reflecting a transfer of a limited partnership interest), and an Amendment dated as of September 30, 2001 (reflecting a transfer of a limited partnership interest), the "Agreement") of @Ventures III, L.P., a Delaware limited partnership (the "Partnership"), is by and among @Ventures Partners III, LLC, the general partner of the Partnership (the "General Partner"), and the Limited Partners of the Partnership signing this Amendment below. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

         WHEREAS, the General Partner has represented that the Partnership made distributions to the Partners, in accordance with the Agreement, in respect of the Partnership's investments in MCA Health Pages, Inc. (which was acquired by Promedix Corp., which was in turn acquired by Ventro Corporation (formerly known as Chemdex Corporation)) and ONElist Inc. (which was merged into eGroups, Inc., which was subsequently acquired by Yahoo! Inc.), which distributions consisted of shares of capital stock of Ventro Corporation and Yahoo! Inc. (the "Distributed Securities"); and

         WHEREAS, the undersigned Partners desire to amend the Agreement to (i) compensate the Limited Partners for certain excess distributions to the General Partner arising out of the distributions of the Distributed Securities and to modify certain of the General Partner's obligations to the Partnership which relate to the General Partner's receipt of a portion of the Distributed Securities, (ii) reflect that the General Partner and the Management Company have agreed to waive certain Incentive Distributions and Management Fees, respectively, with respect to the conduct of the business of the Partnership from and after February 1, 2002, (iii) establish an advisory board consisting of representatives selected by the Limited Partners and the limited partners of the Foreign Fund and (iv) modify certain other provisions of the Agreement, as more fully set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Partners agree as follows:

         1. Effective Date of Amendment. This Amendment shall become effective on the date on which (a) this Amendment has been signed and delivered by the General Partner and at least 80% in Interest of the Limited Partners, (b) the Management Contract has been effectively amended in the form attached hereto as Exhibit 3 and (c) an LP Release (as defined in Section 5.2E of the Agreement (as amended by this Amendment)) has been signed and delivered by each of such Limited Partners and each of said Limited Partners has received its Pro Rata Share of the Settlement Amount (as each of such terms are defined below in said Section 5.2E of the Agreement, as amended by this Amendment) and of the Operating Receipts as provided in Section 5.10 of the Agreement (as amended by this Amendment) (such date, the "Amendment Effective Date").

         2. Representation by General Partner. The General Partner hereby represents and warrants that (i) the audited annual financial statements of the Partnership for the Partnership's fiscal years ended December 31, 1999 and December 31, 2000, as audited by the Partnership's independent certified public accountants and heretofore furnished to the Limited Partners, are complete and correct in all material respects and fairly present the financial condition and results of operations of the Partnership, at the dates and for the periods indicated; (ii) the informational schedules entitled (A) "Summary - Incentive Distributions of @Ventures Partners III, LLC from @Ventures III, LP and from @Ventures Foreign Fund III, LP," (B) "[***] Calculation - @Ventures III, LP and @Ventures Foreign Fund III, LP, " (C) "Financial Impact by Fund," and (D) "Limited Partners and Capital Commitments," as prepared by the General Partner and attached hereto as Exhibit 2, are complete and correct and fairly present the distributions to the Partners with respect to the Distributable Securities, the calculation of the "carried interest" to the General Partner entity (including the Escrow Amounts), fund cash to be returned, the Limited Partners and the respective amounts of their original Capital Commitments, and the other amounts set forth therein; (iii) the amounts specified on the Partnership's unaudited balance sheet as of March 31, 2002, which is included in Exhibit 2, for "Cash and cash equivalents" and "Restricted cash" are correct in all material respects as of such date (and include amounts held in the Defaulting Partners' escrow account contemplated by Section 3.4C of the Agreement); and
(iv) in the case of each of clauses (i), (ii) and (iii) above such information does not contain any untrue statements of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no claim for a breach of the representation and warranty in clause
(i) above may be asserted based on the omission from the Partnership's financial statements of any reference to the failure to establish or fund the escrow account with respect to the Distributed Securities contemplated by Section 5.2F of the Agreement.

         3. Amendment to Section 2.5. Section 2.5 of the Agreement is hereby amended to read in its entirety as follows:

               "2.5 Term.

                    The Partnership shall continue in full force and effect
               until [***], unless extended or earlier terminated pursuant to
               Section 11.1."

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

         4. Amendment to Section 3.1. The following paragraph is hereby added at the end of Section 3.1:

               "Notwithstanding the foregoing, or any other provision of this Agreement, from and after the effective date (the "Amendment Effective Date") of Amendment No. 5 to the Agreement of Limited Partnership of the Partnership dated as of June 7, 2002 (the "Fifth Amendment"), the General Partner on behalf of the Partnership will not be authorized
          (a) to call for additional contributions from the Partners in respect of their unfunded Capital Commitments for any purpose, or (b) to use Operating Receipts or Investment Receipts for any purpose other than
          (I) payment of Partnership expenses, including without limitation, permitted debts, and establishment of reasonable reserves for such expenses and debts, but excluding Management Fees, except with respect to periods after [***] (if the term of the Partnership is extended pursuant to Section 11.1(1)(x)) and except to the extent provided in
          Section 11.1(1)(y)(II)), or (II) distributions to the Partners. Without limiting the foregoing, the General Partner will not call for additional Capital Contributions or use Operating Receipts or Investment Receipts, for the purpose of enabling the Partnership (i) to make any investments (whether Bridge Financings, new investments, Committed Investments or Follow-on Investments) or (ii) to pay Management Fees in respect of any period prior to [***] (except to the extent provided in Section 11.1(1)(y)(II)). If pursuant to Section 6.5C and 11.1(1)(y), the term of the Partnership is extended and a Management Fee is due, the Partners shall determine at that time the source of payment for such Management Fee in accordance with Section 11.1(1)(y). The Partnership is not hereby releasing any rights it may have against each of [***] and [***] (as defined in Section 3.4G) as a Defaulting Partner in respect of amounts which were required to be contributed by such Limited Partner to the Partnership in respect of periods prior to the Amendment Effective Date."

         5. Amendment to Section 3.4. The following subsection G is hereby inserted at the end of Section 3.4:

               "G. [***] Partners and [***] Partners, each a Limited Partner ("[***]" and "[***]," respectively), defaulted in their obligation to contribute the installment of their Capital Commitments to the Partnership which were due and payable on August 1, 2001 (the "Default Date"), which installments were in the aggregate amount of $170,000 (the "Default Amount"). Provided that [***] and [***], on or before the Amendment Effective Date, (I) execute and deliver the Fifth Amendment and the LP Release contemplated by Section 5.2E of this Agreement (as amended by the Fifth Amendment), (II) pay (in the manner described below) to the Partnership the Default Amount plus interest thereon from the Default Date through the Amendment Effective Date at a rate of interest equal to 4.0% per annum (noncompounded), the Partnership will restore [***] and [***] to the status of non-Defaulting Partners, and release to [***] and [***] all amounts held for them in the escrow accounts established for Defaulting Partners pursuant to

          Section 3.4C (after deducting the amounts contemplated by the following sentence). On the Amendment Effective Date (and provided that [***] and [***] have delivered the items described in clause
          (I) above), the Partnership shall withdraw from the escrow accounts established for [***] and [***] pursuant to Section 3.4C of the Agreement, their respective shares of the Default Amount plus interest thereon (as described above), and such withdrawn amounts shall be distributed to the Limited Partners as contemplated by Section 5.2E (as amended by the Fifth Amendment). Following such withdrawal from such escrow accounts, [***] and [***] shall be deemed to have paid to the Partnership the amounts due pursuant to this Section 3.4G, and the Partnership shall be deemed to have released it rights described in the last sentence of Section 3.1 (as amended by this Fifth Amendment)."

         6. Amendment to Section 5.2E. Section 5.2E of the Agreement is hereby amended by adding, at the end thereof, the following paragraph:

               "Notwithstanding the foregoing, or any other provision of this Agreement (including without limitation, Section 5.3), in full satisfaction of the General Partner's liability under this Section 5.2E with respect to the distribution of Distributed Securities, the General Partner has contributed to the capital of the Partnership, in cash, $[***], which amount is held in the Escrow Account contemplated by Section 5.2F below, and which amount shall be distributed to the Limited Partners together with the Default Amount and interest thereon, if any, paid to the Partnership pursuant to Section 3.4G above (collectively, the "Settlement Amount"), in accordance with their Pro Rata Shares, at the times provided in the following sentence, provided that interest paid on the Default Amount pursuant to Section 3.4G shall be distributed to the Limited Partners other than [***] and [***]. Each Limited Partner shall be entitled to his, her or its Pro Rata Share of such Settlement Amount on (i) the Amendment Effective Date, if such Limited Partner has signed and returned to the Partnership a release in the form and on the terms attached hereto as Exhibit 1 the ("LP Release") on or prior to such date, (ii) at the General Partner's discretion, on such date within 60 days after the Amendment Effective Date as a Limited Partner signs and returns to the Partnership an LP Release, or (iii) with respect to a Limited Partner who declines to sign an LP Release, upon the liquidation of the Partnership following its termination, provided that distributions under this clause (iii) may be made to a Limited Partner at such earlier time after the Amendment Effective Date as the General Partner may determine to be prudent and in the best interests of the Partnership in connection with the settlement of pending or Imminent litigation brought by such Limited Partner. For purposes of this Agreement, "Pro Rata Share" shall mean, in the case of each Limited Partner, the Capital Contributions of such Limited Partner divided by the sum of the Capital Contributions of all Limited Partners, provided that in the case of calculations with respect to interest paid on the Default Amount, the denominator shall be the Capital Contributions of all Limited Partners other than [***] and [***]. In all other respects, this Section 5.2E shall remain in full force and effect."

         7. Amendment to Section 5.2F. Section 5.2F of the Agreement is hereby amended by adding, at the end thereof, the following language:

          "Immediately prior to the Amendment Effective Date, the General Partner deposited $[***] in cash into the Escrow Account, and such amount shall be distributed at the times and in the manner described in Section 5.2E (as amended by the Fifth Amendment). Notwithstanding the foregoing or any other provision of the Agreement, from and after the Amendment Effective Date, the General Partner shall have no further obligations under this Section 5.2F with respect to the Distributed Securities. In all other respects, this Section 5.2F shall remain in full force and effect."

         8. Amendment to Section 5.3. Section 5.3 of the Agreement is hereby amended by adding, at the end thereof, the following sentence:

          "Notwithstanding any other provision of this Section 5.3, for purposes of calculating the balance in the General Partner's Capital Account pursuant to the third sentence of this Section, there shall be added to the General Partner's Capital Account an amount equal to $[***] (solely to offset previous allocations relating to the Distributed Securities, which resulted in the General Partner's obligations under
          Section 5.2E)."

         9. Amendment to Section 5.6B. Section 5.6B of the Agreement is hereby amended to read in its entirety as follows:

               "B. From and after the Amendment Effective Date, Marketable Securities shall (i) if traded on a national securities exchange, be valued at the last sale price for such Marketable Securities on such exchange on the date of distribution (or if no distribution, as of the date of determination), or (ii) if the trading of such Marketable Securities is reported through the National Association of Securities Dealers Automated Quotation System, such Marketable Securities shall be valued at the last closing "bid" price for such Marketable Securities as shown by the National Association of Securities Dealers Automated Quotation System on the date of distribution (or if no distribution, as of the date of determination)."

         10. Addition of Section 5.10. The following Section 5.10 is hereby added to the Agreement, immediately following Section 5.9:

               "5.10 General Partner Distributions and Payments; Amendment Effective Date Distributions.

                    A. From and after the Amendment Effective Date, the General
               Partner hereby waives its right to receive (i) any Incentive Distributions until such time as (x) the Limited Partners have received aggregate distributions from the Partnership pursuant to
               Article V, including distributions contemplated by Sections 5.2E and F (as amended hereby) and Section 5.10C, equal to the aggregate amount of their Capital Contributions to the Partnership (determined for this purpose, as if all amounts deposited into the escrow account established for Defaulting Partners pursuant to Section 3.4 had been distributed to the Defaulting Partners), and (y) it has waived, pursuant to this
               Section 5.10A, receipt of a total of $[***] of Incentive Distributions (the date on which the conditions in both clauses
               (x) and (y) have occurred, the "Waiver Date"), (ii) any associated allocations of Operating Income or Loss and Investment Gain or Loss to the extent attributable to the amounts waived pursuant to clause (i) of this Section 5.10A and (iii) any distributions upon liquidation in respect of its positive Capital Account to the extent of any portion of such Capital Account balance which is attributable to amounts waived pursuant to clauses (i) and (ii) of this Section 5.10A. From and after the Waiver Date, Incentive Distributions may be made to the General Partner, but only after (A) the LP Advisory Board (as defined in Section 6.6 below) has reviewed the proposed distribution and determined that it is in accordance with the provisions of this Agreement, as amended hereby and giving effect to the foregoing waiver, and (B) such distribution has been approved by Two-Thirds in Interest of the Limited Partners.

                    B. From and after the date that the Limited Partners have
               received aggregate distributions from the Partnership which are equal to their aggregate Capital Contributions (determined, for this purpose, as if all amounts deposited into the escrow account established for Defaulting Partners pursuant to Section 3.4 had been distributed to such Defaulting Partners), the Partnership, upon the recommendation of the LP Advisory Board and with the prior approval of Two-Thirds in Interest of the Limited Partners, shall be authorized to cause the Partnership to pay, out of Partnership receipts, a bonus to the Principals (as defined in Section 6.4(a)), in such amounts as such Two-Thirds in Interest of the Limited Partners may determine.

                    C. As soon as practicable following the Amendment Effective
               Date, the Partnership will distribute Operating Receipts, to the Limited Partners in accordance with their Pro Rata Shares and otherwise in accordance with Section 5.2A, in an amount equal to the excess of (i) $[***] over (ii) the reasonably estimated fees and expenses of a single counsel to the Limited Partners and the out-of-pocket conference call charges incurred by one or more Limited Partners in connection with the transactions contemplated by the Fifth Amendment. The Partnership shall pay the fees and expenses described in clause (ii) in connection with the transactions contemplated by the Fifth Amendment, up to the amount of the estimate contemplated by the preceding sentence."

         11. Amendments to Section 6.4. Section 6.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

                    "If, on or before [***], any of [***], or any person who has been substituted for any of the foregoing individuals upon the recommendation of the LP Advisory Board and with the prior approval of Two

               Thirds in Interest of the Limited Partners (individually, a "Principal" and collectively, the "Principals") (x) cease to be members of either the General Partner or the Management Company or otherwise cease to be actively involved on a substantially full time basis in the business of the Partnership, the Foreign Fund, the CMGI Funds, the Management Company, @Ventures Expansion Management LLC, @Ventures Expansion Fund, L.P., @Ventures Foreign Expansion Fund, L.P., CMGI @Ventures IV, LLC and any other future @Ventures investment entities of which CMGI is the sole investor, or (y) breach the covenant of the Principals contained in Section
               7.1 (as amended by this Fifth Amendment) (any such event hereinafter referred to as a "Triggering Event"), prompt notice of such Triggering Event shall be given to all Limited Partners. At any time within ninety (90) days after receipt of notice of a Triggering Event, Two-Thirds in Interest of the Limited Partners may by an election in writing determine to put the Partnership into Continuity Mode. While in Continuity Mode, the General Partner shall continue to act on behalf of the Partnership to perform the functions of the General Partner with respect to the existing investments of the Partnership. At any time after commencement of the Continuity Mode (or such shorter period of time as may be agreed to by Two-Thirds in Interest of the Limited Partners), Two-Thirds in Interest of the Limited Partners may by an election in writing remove the General Partner or dissolve the Partnership.

                    Each of [***] agrees that, during the period from the
               Amendment Effective Date through [***], he shall be engaged in the activities contemplated by the second sentence of Section 7.1 (as amended by this Fifth Amendment), and, unless the Management Company becomes entitled [***], he shall not be entitled to receive out of amounts paid by the Partnership to the Management Company as management fees (or otherwise), [***], and that the Partnership [***] or any other person during such period (except pursuant to Section 5.10B). If a Triggering Event occurs as a result of (x) the Resignation (as hereinafter defined) of any of [***] from the management of the Partnership and the Foreign Fund on or before [***] (other than a Resignation following a termination of the Partnership or removal of the General Partner for reasons other than for cause relating to acts or omissions of such Principal), or (y) a breach by such Principal of his obligations under the second sentence of Section 7.1 of this Agreement (as amended by this Fifth Amendment), the applicable Principal shall pay, to the Partnership, as liquidated damages, within 30 days following the occurrence of such Triggering Event, an amount equal to (aa) $[***] multiplied by (bb) [***], and the denominator of which is 22, provided that Two-Thirds in Interest of the Limited Partners may waive in any instance the payment

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

               of any such amount. Any amount so paid shall promptly be distributed to the Limited Partners in proportion to their Percentages of Contributed Capital. If any Principal fails to pay any such amount when due, such Principal shall also be responsible for the payment of the Partnership's reasonable costs of collection with respect to such amount. As used herein, "Resignation" means a voluntary or involuntary termination of the applicable Principal's activities related to the management of the Partnership and the Foreign Fund, other than by reason of his death or ill health or as a result of the terminal illness of a spouse that causes such Principal to cease working in any professional capacity (including without limitation all work for the Partnership, any other @Ventures entity and otherwise)."

         12. Amendment to Section 6.5C.

               (a) Section 6.5C of the Agreement is hereby amended by adding at the end thereof, the following language:

               "Notwithstanding the foregoing or any provision of the Management Contract to the contrary, with respect to all periods from and after February 1, 2002 through [***], the General Partner shall cause the Management Company to waive, and the Management Company by signing below hereby does waive, [***] Management Fees; provided however, that if, pursuant to Section 11.1(1)(y), the term of the Partnership is extended by the Limited Partners through [***] following a termination of @Ventures Expansion Fund, L.P. ("Expansion Fund") prior to [***], the Partnership shall pay to the Management Company a Management Fee equal to the amount of the management fee which would have been payable by Expansion Fund to @Ventures Expansion Management LLC for the period between the date of the termination of Expansion Fund and [***] (i.e., fees at an annualized rate of $[***], but reduced by amounts paid by Expansion Fund on account of periods preceding the date of termination of the Expansion Fund), any such fee to be payable in advance, in a lump sum, at the time specified in
               Section 11.1(1)(y), and @Ventures Expansion Management LLC shall refund to Expansion Fund any previously paid portion of the management fee in respect of the period following the date of termination of Expansion Fund for distribution to the limited partners of Expansion Fund in accordance with the Expansion Fund partnership agreement, as amended. If, pursuant to Section 11.1(1)(x), the term of the Partnership is extended, the Management Fee for any such extension period payable to the Management Company shall be an amount mutually acceptable to the Management Company and the Partnership (any such Partnership approval to require the consent of Two-Thirds in Interest of the Limited Partners), but in no event shall such fees exceed $[***] per year, and any such Management Fee shall be payable in semi-annual installments on January 1 and July 1 of each year during the extension period. Notwithstanding any provision of this Agreement or the Management Contract to the contrary, the Management Contract shall automatically terminate on the last day of the Partnership term determined in accordance with Section 2.5."

               (b) Section 6.5E of the Agreement is hereby amended by adding at the end thereof, the following sentence:

               "Notwithstanding the foregoing, any amount which, pursuant to this Section 6.5E, is to be retained by the Management Company, the General Partner and/or their respective Affiliates and credited against the Management Fee payable by the Partnership in respect of any period from and after the Amendment Effective Date through [***], shall, if the Partnership is not at the time paying a Management Fee equal to or greater than such amount, instead be paid to the Partnership."

               (c) Section 6.5F of the Agreement is hereby amended by adding at the end thereof the following language:

               "Notwithstanding the foregoing, any amount which, pursuant to this Section 6.5F, is to be retained by the Management Company, the General Partner and/or their respective Affiliates and credited against the Management Fee payable by the Partnership in respect of any period from and after the Amendment Effective Date through [***], shall, if the Partnership is not at the time paying a Management Fee equal to or greater than such amount, instead be paid to the Partnership."

         13. Addition of Section 6.6. The following Section 6.6 is hereby added to the Agreement, immediately following Section 6.5:

               "6.6 LP Advisory Board.

                    A. There shall be established for the Partnership and the
               Foreign Fund an LP Advisory Board, which shall consist of four persons, three of whom shall be designated by the Limited Partners of the Partnership, by action of Two-Thirds in Interest thereof (each a "Domestic Designee" and collectively, the "Domestic Designees"), and one of whom shall be designated by the limited partners of the Foreign Fund, by action of a majority in interest of the limited partners of the Foreign Fund (the "Foreign Designee"). Any Domestic Designee may be removed or replaced at any time, for any reason or no reason, only by action of Two-Thirds in Interest of the Limited Partners of the Partnership. The Foreign Designee may be removed or replaced at any time, for any reason or no reason, only by action of a majority in interest of the limited partners of the Foreign Fund. The persons initially designated by the Limited Partners as Domestic Designees are representatives of [***]; the person initially designated by the Foreign Fund Limited Partner as Foreign Designee is [***].

                    B. The General Partner shall give the LP Advisory Board
               reasonable advance notice (which shall be provided in writing or by electronic mail) in order to permit the LP Advisory Board to participate (at their discretion, in person at the principal place of business of the Partnership, or by means of telephone conference call) once per month in the General Partner's regularly scheduled weekly meeting, at which meeting the General Partner shall report on Partnership activities. A representative of CMG @Ventures III, LLC shall be entitled to attend and participate in all such meetings, but shall not be a member of the LP Advisory Board.

                    C. The LP Advisory Board, working with the General Partner, shall establish requirements for periodic reports to be prepared by the General Partner and provided on a regular basis to all Limited Partners in addition to the reports required under the other provisions of this Agreement.

                    D. The General Partner shall disclose in reasonable detail to the LP Advisory Board any potential conflicts of interest occurring on or after the Amendment Effective Date in any transaction or relationship (I) between the Partnership on the one hand and the General Partner, the Management Company and/or a Limited Partner on the other hand, (II) between the Partnership, on the one hand, and CMGI, Inc. or any of its Affiliates on the other hand, in connection with any investment or restructuring of an existing investment in a portfolio company or other related transaction in which both the Partnership and CMGI, Inc. or any of its Affiliates has an investment (other than, in the case of CMGI, Inc. or its Affiliates, required co-investments made by CMG @Ventures III, LLC and CMG @Ventures Expansion, LLC), or (III) between the Partnership and any other person or entity that the General Partner concludes should be disclosed to the LP Advisory Board for purposes of this Section 6.6D. Before proceeding with any transaction or relationship involving any such conflict of interest, (i) the General Partner shall seek advice from the LP Advisory Board regarding the proposed transaction or relationship and (ii) the Limited Partners shall have approved the proposed transaction or relationship (in the manner provided in the following sentence). The General Partner shall notify the Limited Partners in writing of the proposed transaction or relationship, and unless, prior to the last day of the 10-Business Day period following such notice, Limited Partners whose aggregate Percentage of Contributed Capital equals or exceeds 33 1/3% of all Limited Partners' Percentage of Contributed Capital shall have objected in writing to the General Partner to the proposed transaction or relationship, the Limited Partners shall be deemed to have approved the proposed transaction or relationship. In the event the General Partner obtains the requisite Limited Partner consent for a matter giving rise to a conflict of interest, neither it nor the Management Company nor any of their respective Affiliates shall have any liability to the Partnership or any Limited Partner in respect of such matter for actions taken in good faith by them to the extent that (a) such actions comply with any conditions imposed by the Limited Partners who are deemed to have approved the matter (as provided above), (b) any information furnished to and relied upon by the LP Advisory Board or the non-objecting Limited Partners in connection with such matter does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and (c) such action did not constitute a breach by the General Partner of its fiduciary duty. Nothing in this Subsection 6.6D is intended to (nor shall it) bind CMGI and/or its Affiliates with respect to actions taken or proposed to be taken by it or them in connection with the matters described in clause (II) above.

                    E. The LP Advisory Board shall have such responsibilities
               and authority, in addition to those set forth in this Section 6.6, as shall be specified in this Agreement (as amended hereby); provided, however, that in no event shall the LP Advisory Board, any Domestic Designee or Foreign Designee, or any Limited Partner of which such designee is a representative be deemed by virtue of its role with respect to the LP Advisory Board to take part in the management or control of the Partnership's affairs or to owe any fiduciary duty to the Partnership or any other Partner or person.

                    F. Except to the extent otherwise expressly provided herein,
               (I) in order for the LP Advisory Board to make a recommendation with respect to the Foreign Fund, any decision of the LP Advisory Board shall require the approval of the Foreign Designee (and for this purpose the vote of the Domestic Designees on any matter shall be disregarded), and (II) in order for the LP Advisory Board to make a recommendation with respect to the Partnership, any decision of the LP Advisory Board shall require the approval of a majority in number of the Domestic Designees (and for this purpose the vote of the Foreign Designee on any matter shall be disregarded).

                    G. Each Domestic Designee shall be entitled to
               indemnification from the Partnership in respect of actions or omissions taken by him in such capacity, to the same extent that an Indemnitee is entitled to indemnification pursuant to Section
               9.3 of the Agreement, provided, however, that clauses (x) and (y) of the first sentence of Section 9.3 shall be deemed modified in the case of a Domestic Designee and its Affiliates to state that the only circumstance under which such Indemnitees shall not be entitled to indemnification or release thereunder shall be if a court of competent jurisdiction shall determine that such Indemnitee acted in bad faith. No Domestic Designee shall be liable to the Partnership or any other Partner for any act or omission taken or suffered by such Domestic Designee in good faith."

         14. Amendment to Section 7.1. The first paragraph of Section 7.1 of the Agreement is hereby amended to read in its entirety as follows:

                    "The General Partner hereby agrees to use its best efforts in furtherance of the purposes and objectives of the Partnership and to devote to such purposes and objectives such of its time as shall be necessary for the management of the affairs of the Partnership. Until [***], each of the Principals agrees to use his best efforts in furtherance of the purposes and objectives of the Partnership, to devote such of his time as shall be necessary to the business of the Partnership, and to devote substantially all of his business time to the affairs of the Partnership, the Foreign Fund, the CMGI Funds, the Management Company,

               @Ventures Expansion Management LLC, @Ventures Expansion Fund, L.P., @Ventures Foreign Expansion Fund, L.P., CMGI @Ventures IV, LLC and other future @Ventures investment entities of which CMGI is the sole investor. Breach by any Principal of his obligations under the preceding sentence shall constitute a Triggering Event for purposes of Section 6.4, and the sole remedy of the Partnership and/or any Partner against such Principal for breach of such obligations shall be [***] pursuant to and in accordance with the second paragraph of Section 6.4."

         15. Amendment to Section 7.3. The following language is hereby inserted at the end of Section 7.3:

                    "The General Partner represents and warrants that, on the
               Amendment Effective Date there are, and prior to the Amendment Effective Date there have been, no side letters or similar arrangements ("Side Letters") between (X) (aa) the Partnership,
               (bb) the General Partner or (cc) CMGI, Inc. or its Affiliates, but with respect to CMGI, Inc. or any Affiliate solely in its capacity as a member of the General Partner or acting for or on behalf of the General Partner, on the one hand and (Y) any Limited Partner or any Affiliate of a Limited Partner, on the other hand, except for those Side Letters listed or described on
               Exhibit 4 hereto. The General Partner hereby undertakes to provide the Limited Partners, within ten (10) days after execution thereof, with copies of any Side Letters entered into after the Amendment Effective Date between (X) (aa) the Partnership, (bb) the General Partner or (cc) CMGI, Inc. or its Affiliates, but with respect to CMGI, Inc. or any Affiliate solely in its capacity as a member of the General Partner or acting for or on behalf of the General Partner, on the one hand and (Y) any Limited Partner or any Affiliate of a Limited Partner, on the other hand (any such Side Letter, a "Future Side Letter"). To the extent that any Future Side Letter relates to the interest of a Limited Partner in the Partnership, and establishes rights or benefits in favor of such Limited Partner or its Affiliates that are more favorable to such Limited Partner or its Affiliates than the rights or benefits that are established in favor of the other Limited Partners, then each of the other Limited Partners shall be entitled hereby to the same rights granted in any such Side Letter to the same extent as if such Limited Partner entered into an identical Side Letter with the Partnership, the General Partner or CMGI, Inc. or its Affiliate, as applicable (to the extent such rights are reasonably applicable to such other Limited Partner), unless the Limited Partner notifies the Partnership in writing to the contrary within 30 days after it receives a copy of such Side Letter.

                    Without limiting the foregoing, the General Partner
               represents and warrants that neither it nor the Management Company has: (I) provided to any Limited Partner any financial or nonfinancial incentive or inducement to execute the Fifth Amendment and/or the LP Release, other than the arrangements described in the Fifth Amendment; or (II) modified or agreed to modify the terms of the LP Release to be provided by any Limited Partner.

                    Neither the General Partner nor the Management Company shall
               (I) provide to any Limited Partner any financial incentive or inducement to execute the Fifth Amendment and/or the LP Release, other than the arrangements described in the Fifth Amendment or
               (II) modify the terms of the LP Release to be provided by any Limited Partner; provided, however, that this sentence shall not, and is not intended to, prevent or prohibit the General Partner on its own behalf or on behalf of any other party (other than the Partnership) from: (x) providing payment of any amount to any person (including a Limited Partner) in connection with the settlement of any litigation proceeding to which the General Partner and/or any of its Affiliates is a party which has been commenced or is Imminent (as hereinafter defined) and the General Partner shall not be required to offer the benefits of any such payment to any Limited Partner pursuant to the second paragraph of Section 7.3; or (y) obtaining from a Limited Partner a release on such terms as the General Partner may in its sole discretion determine in connection with the settlement of any litigation proceeding to which the General Partner and/or any of its Affiliates is a party which has been commenced or is Imminent, provided that if any such release relates primarily to matters which are included in the definition of "Released Claims" (as defined in the LP Release) and such release is more favorable to the releasing party than the terms of the LP Release, the General Partner shall offer the same release terms to all Limited Partners who previously executed LP Releases. As used herein, a litigation proceeding shall be considered to be "Imminent" if the General Partner and/or its Affiliates have received a complaint from the plaintiffs, regardless of whether the complaint has actually been filed in a court of law. The proviso included in clause (y) shall not be applicable in the event of settlement of claims to the extent that such claims do not relate to matters which are included in the definition of "Released Claims" (as defined in the LP Release).

                    If the General Partner provides to any Limited Partner any non-financial incentive or inducement to execute the Fifth Amendment and/or the LP Release, the General Partner shall disclose in writing to the Limited Partners such incentive or inducement as provided in the second paragraph of this Section 7.3, and provide to the Limited Partners the benefits of such non-financial incentive or inducement to the extent provided in said second paragraph of this Section 7.3."

         16. Amendments to Section 11.1.

         (a) Section 11.1(1) is hereby amended to read in its entirety as follows:

                    "(1)  [***], provided that:

                    (x) the term of the Partnership may be extended at the
               written request of the General Partner, for up to three one-year terms, provided that any such extension shall be effective only if approved by Two-Thirds in Interest of the Limited Partners;

                    (y) the term of the Partnership may be earlier terminated at the election of the General Partner if Expansion Fund has been terminated prior to [***] unless, within 30 days following a notice from the General Partner to the Limited Partners that Expansion Fund has terminated (which notice the General Partner agrees to provide promptly upon notice of any actual or imminent termination of Expansion Fund), (I) Two-Thirds in Interest of the Limited Partners give written notice to the General Partner to extend the term of the Partnership through [***], (II) Two-Thirds in Interest of the Limited Partners agree that the Partnership shall pay (out of Operating Receipts, Investment Receipts and/or Partnership reserves) management fees to the Management Company through [***], in a lump sum (within five business days of the date of the election specified in clause (I)), in the amount of the management fees which were payable by Expansion Fund to @Ventures Expansion Management LLC for the period from the date of termination of Expansion Fund through [***], as provided in
               Section 6.5C, and (III) the Partnership has sufficient funds (out of Operating Receipts, Investment Receipts and/or Partnership reserves) to pay the Management Fee contemplated by clause (II); and

                    (z) the term of the Partnership may be terminated earlier by
               Two-Thirds in Interest of the Limited Partners as set forth in
               Section 6.4."

         17. Amendment to Section 11.2. The second sentence of Section 11.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

               "At any time during the wind up, liquidation and dissolution of the Partnership as provided in this Section 11.2, Two-Thirds in Interest of the Limited Partners may (i) remove the General Partner and replace it, at Partnership expense, with a liquidator, and/or (ii) require the General Partner and/or liquidator to use commercially reasonable efforts to set up a liquidating trust pursuant to Section 11.3 in order to accomplish an orderly liquidation of the Partnership's assets on commercially reasonable terms."

         18. Consent to Amendment of Management Contract. The Limited Partners hereby consent to the amendment of the Management Contract on the terms set forth in that certain Amendment to Management Contract dated as of the date hereof and substantially in the form attached hereto as Exhibit 3.

         19. Confidentiality. The Limited Partners hereby confirm the confidentiality agreements contained in Section 8.12 of their respective Subscription Agreements, which confidentiality agreements shall be applicable to the arrangements effectuated by this Amendment.

         20. General Partner Legal Fees. No portion of the legal fees incurred by the General Partner in connection with the transactions contemplated by this Amendment will be borne by the Partnership.

         21. Entire Agreement; Ratification. This Amendment together with the LP Releases contains and constitutes the entire understanding and agreement by and among the parties hereto with respect to the subject matter hereof and supersedes all previous oral and written negotiations, agreements, commitments and writings in connection herewith. The Agreement is to be deemed amended by this Amendment only to the extent expressly provided in this Amendment, and in all other respects, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

         22. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         23. Governing Law. This Amendment shall be construed and enforced in accordance with and governed by the laws of Massachusetts.


                            [Signature pages follow.]

                     Counterpart Signature Page to Amendment
                     to the Agreement of Limited Partnership
                             of @Ventures III, L.P.

         IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

                                           GENERAL PARTNER:

                                           @VENTURES PARTNERS III, LLC

                                           By: /s/ Peter Mills
                                               ---------------
                                               Authorized Managing Member



                                               LIMITED PARTNER
                                               [***]

         Each of the undersigned is signing this Amendment, effective as of the Amendment Effective Date, for the limited purposes of reflecting their agreement to the matters specified in Section 11 of this Amendment (with respect to Section 6.4 of the Agreement) and Section 14 of this Amendment (with respect to
Section 7.1 of the Agreement), and for no other purpose.


***
------------------------

         The undersigned is signing this Amendment, effective as of the Amendment Effective Date, for the limited purpose of reflecting its Agreement to the matters specified in Sections 12 and 15 of this Amendment (relating to Sections 6.5 and 7.3, respectively, of the Agreement), including without limitation, the waiver of Management Fees contemplated thereby.


@VENTURES MANAGEMENT, LLC

By: /s/ Peter H. Mills
    ------------------
        Authorized Member